Exhibit 31.2

CERTIFICATION

I, Martin Eden, certify that:

1. I have reviewed this Form 10-Q/A of Gran Tierra Energy Inc.; and

2. Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report.

/s/ Martin Eden
Martin Eden
Chief Financial Officer

Date: November 19, 2008